Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-249439 on Form S-3 of our report dated March 4, 2021 relating to the financial statements of Ranpak Holdings Corp., appearing in the Annual Report on Form 10-K of Ranpak Holdings Corp., for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

May 13, 2021